                                                                  Exhibit 10(l).
                                                                  --------------
                                   ANNEX II

             Names and Addresses for Communications Between Parties



               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                        Merrill Lynch World Headquarters
                      World Financial Center, North Tower
                         New York, New York  10281-1306

                         Attention:  Louis V. Molinari
                                    Director
                         Telephone No.:  (212) 449-5333
                         Facsimile No.:  (212) 449-6673



                        GREEN TREE FINANCIAL CORPORATION
                              1100 Landmark Towers
                              345 St. Peter Street
                           St. Paul, Minnesota  55102

                       Attention: Chief Financial Officer
                         Telephone No.: (612) 293-3400
                         Facsimile No.:  (612) 293-5746

                                    ANNEX I
                                  (continued)

               SUPPLEMENTAL TERMS TO MASTER REPURCHASE AGREEMENT,
                     DATED AS OF SEPTEMBER 1, 1995, BETWEEN
                    MERRILL LYNCH MORTGAGE CAPITAL INC. AND
                        GREEN TREE FINANCIAL CORPORATION

1. APPLICABILITY. These Additional Supplemental Terms (the "Additional Supplemental Terms") to Master Repurchase Agreement (the "Repurchase Agreement") modify the terms and conditions of the Repurchase Agreement and the terms under which the parties hereto may, from time to time, enter into Transactions (the Repurchase Agreement, together with the Annexes thereto, the "Agreement"). The Agreement shall be read, taken and construed as one and the same instrument. Capitalized terms used in these Additional Supplemental Terms and not otherwise defined herein shall have the meanings set forth in the Repurchase Agreement.

2.        ADDITIONAL DEFINITIONS.

          (a) "Advance" shall refer to the amounts in respect of interest and principal owed to Seller by a Dealer under the related Contract in repayment of funds lent by Seller to such Dealer for the financing of a specific manufactured home or other asset acceptable to Buyer in its sole discretion.

          (b)  "Buyer" shall refer to Merrill Lynch Mortgage Capital Inc.

          (c) "Collateral Security" shall mean (i) Seller's purchase money security interest in Products, (ii) Seller's security interest in all other manufactured home inventory of the related Dealer,
               (iii) Seller's rights, remedies, powers and privileges under the Contracts, including any personal guaranty of the principal owner of the related Dealer, (iv) Seller's rights, remedies, powers and privileges under certain Floorplan Agreements and all rights to receive payments which are due under the related Manufacturer's repurchase obligation and all other proceeds thereof but only to the extent of the Products financed under the Contracts, (v) insurance proceeds under insurance policies covering the Dealer's inventory, (vi) such other financing interests and assets as shall be acceptable to

               Buyer in its sole discretion and (vii) all proceeds of the foregoing.

          (d) "Contracts" means certain floorplan financing and security agreements and all addenda thereto, as amended or supplemented from time to time between Seller and Dealers under which Seller grants the related Dealer a loan in order to finance Products purchased by such Dealer from a Manufacturer, all invoices relating to Products financed thereunder, all rights to receive payments which are due pursuant thereto and all other proceeds of the foregoing (including any recourse rights against third persons) from and after the related Purchase Date, and all other proceeds thereof but excluding any rights to receive payments or proceeds thereof which are due prior to the related Purchase Date.

          (e) "Custodial Agreement" shall refer to the Tri-Party Custodial Agreement, by and among Seller, Buyer and First Bank National Association, as Custodian, providing for the custody of ownership records relating to Securities.

          (f) "Custodial Confirmation Statement" shall refer to the confirmation statement issued by the Custodian that evidences receipt and confirms ownership of the Contracts indicated thereon.

          (g) "Custodian" shall refer to First Bank National Association in its capacity as custodian.

          (h) "Dealer" shall mean a Person engaged generally in the business of purchasing consumer or commercial Products from a manufacturer or distributor thereof and holding such Products for sale in the ordinary course of business.

          (i) "Event of Termination" shall refer to any of the events listed in Paragraph 10 of these Additional Supplemental Terms.

          (j) "Floorplan Agreement" shall mean an agreement, entered into by Seller and a Manufacturer, as amended or modified from time to time, pursuant to which such Manufacturer agrees, among other matters, to repurchase from Seller Products sold by such Manufacturer to any of its Dealers and financed by Seller under a Contract if Seller acquires possession of such Products because of a default by such Dealer under such Contract, voluntary surrender or other circumstances.

          (k) "List Number" shall have the meaning set forth in Paragraph 3 of these Additional Supplemental Terms.

          (l) "List of Contracts" shall have the meaning set forth in Paragraph 3 of these Additional Supplemental Terms.

          (m) "Manufacturer" shall mean a person engaged generally in the business of manufacturing or distributing Products for sale to Dealers in the ordinary course of business.

          (n) "Person" shall mean any legal person, including any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

          (o) "Pre-Sold Program" shall mean Seller's floor plan financing designed for Dealers with customers who have been specifically approved by Seller as purchasers of specific manufactured housing.

          (p) "Products" shall mean the commercial and consumer goods consisting of manufactured homes and other assets, as shall be acceptable to Buyer in its sole discretion, financed by Seller for Dealers pursuant to a Contract.

          (q) "Records" shall mean, with respect to any Contract, all documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Contract and the related Dealer.

          (r) "Securities" shall be deemed to include Contracts and the Collateral Security; provided, however, that such Contracts and Collateral Security shall not be deemed to be securities for the purposes of any securities or blue sky laws.

          (s)  "Seller" shall refer to Green Tree Financial Corporation.

          (t) "Stock Program" shall mean Seller's floor plan financing designed for Dealers who want to keep an inventory of manufactured housing.

          (u) "Transaction" shall, in addition to the definition set forth in the Repurchase Agreement, refer to substitutions pursuant to Paragraph 9 of the Repurchase Agreement.

3. CONFIRMATIONS. Each Confirmation shall be prepared and delivered by Buyer and shall be binding upon the parties hereto unless written notice of objection is given by the objecting party to the other party within two (2) business days after the objecting party's receipt of such Confirmation. The Purchased Securities shall be identified in a detailed listing (which listing shall include at least the following information for each Contract as of such date: (1) the name of the Dealer, (2) the outstanding amount of each Advance thereunder, (3) the date of each such Advance, (4) the respective Manufacturer of the Product securing each such Advance, (5) Seller's account number for such Product (sufficient for specific identification), (6) the respective serial number (or portion thereof sufficient for specific identification) of each such Product and (7) whether such Advance is made pursuant to the Pre-Sold Program or the Stock Program) to be provided by Seller to Buyer on or prior to the related Purchase Date (a "List of Contracts") and shall be identified in the related Confirmation by reference to such list. Each List of Contracts bears a number (a "List Number") unique to such list.

4. MARGIN MAINTENANCE. Paragraph 4(b) of the Repurchase Agreement is hereby modified to provide that if the notice to be given by Buyer to Seller under such section is given at or prior to 10:00 a.m. New York City time, Seller shall transfer the Additional Purchased Securities to Buyer prior to the close of business in New York City on the date of such notice, and if such notice is given after 10:00 a.m. New York City time, Seller shall transfer the Additional Purchased Securities prior to the close of business in New York City on the business day following the date of such notice.

5. PAYMENTS. So long as no Event of Default shall have occurred and be continuing, Seller shall be entitled to all payments payable to the payee under the Contracts and the Collateral Security. Upon the occurrence of an Event of Default, payment of such amounts shall be made to the Custodian and shall be distributed by the Custodian under the Custodial Agreement.

6. MARKET VALUE DETERMINATION. Notwithstanding the definition set forth in Paragraph 2(h) of the

          Repurchase Agreement, the "Market Value" of the Contracts shall be the value of such Contracts, as determined as of any date of determination solely by Buyer in its good faith business judgement; provided, however, that:

               (a) a value of zero shall be assigned to (i) that portion of any Contract attributable to an Advance that has been delinquent in any payments due for thirty (30) days or more, (ii) any Contract for which more than five percent (5%) of the Advances are delinquent for thirty (30) days or more, (iii) that portion of any Contract attributable to an Advance that has been, in whole or in part, outstanding for more than one
                    (1) year or (iv) any Contract that is otherwise in default with respect to any other provision thereof; and

               (b) in no event shall the Market Value of a Contract exceed the outstanding principal amount of Advances thereunder.

7.        SECURITY INTEREST.

          (a) In the event, for any reason, any Transaction is construed by any court as a secured loan rather than a purchase and sale, the parties intend that Seller shall have granted to Buyer, through the Custodian as agent and bailee for Buyer, a perfected first priority security interest in all of the Purchased Securities.

          (b) Seller shall pay all fees and expenses associated with perfection of any security interests including, without limitation, the cost of filing financing statements and continuation statements under the Uniform Commercial Code.

          (c) In the event that Buyer elects to engage in repurchase transactions with third parties with respect to the Purchased Securities or otherwise elects to pledge or hypothecate the Purchased Securities to third parties, Seller shall, at the request of Buyer and at the expense of Seller, provide Buyer's counterparty in such transaction with an opinion of counsel to the effect that such counterparty has a perfected first priority security interest in such Purchased Securities.

8.        REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) Each party represents and warrants, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

               (i) The execution, delivery and performance of the Agreement and the performance of each Transaction do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties; and

              (ii) The Agreement is, and each Transaction when entered into under the Agreement will be, a legal, valid and binding obligation of it enforceable against it in accordance with the terms of the Agreement.

          (b) Seller represents and warrants to Buyer, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

               (i) The documents disclosed by Seller to Buyer pursuant to these Supplemental Terms are either original documents or genuine and true copies thereof;

              (ii) Seller is a separate and independent corporate entity from the Custodian, Seller does not own a controlling interest in the Custodian either directly or through affiliates and no director or officer of Seller is also a director or officer of the Custodian;

             (iii) The Purchase Price for any Purchased Securities will not be used either directly or indirectly to acquire any security, as that term is defined in Regulation T of the Regulations of the Board of Governors of the Federal Reserve System, and Seller has not taken any action that might cause any Transaction to violate any regulation of the Federal Reserve Board;

              (iv) Each Contract conforms to the current standards of securitization in publicly registered asset-backed offerings applicable to contracts and loans similar in nature to the Contracts; all Contracts, individually and in the aggregate, will substantially comply with each related representation or warranty customarily required under the current standards of securitization in publicly registered, highly rated asset-backed offerings applicable to contracts and loans similar in nature to the Contracts;

               (v) Each Contract and Floorplan Agreement was entered into by Seller (or entered into by an affiliate of Seller and assigned to Seller) in its ordinary course of business and the rights thereunder have not been purchased by Seller in any bulk transfer;

              (vi) The Products relating to each Contract and Floorplan Agreement were underwritten in accordance with the written underwriting standards of Seller previously furnished by Seller to Buyer, and no material change to such underwriting standards has occurred since the date of the last written revision to such standards that was furnished to Buyer by Seller or on behalf of Seller;

             (vii) Since the date of the most recent financial statement of Seller, delivered by it pursuant to Paragraph 12 of these Additional Supplemental Terms, there has been no material adverse change in the financial condition or results of operations of Seller;

            (viii) Seller shall be at the time it delivers any Purchased Securities for any Transaction, and shall continue to be, through the Purchase Date relating to each such Transaction, the legal and beneficial owner of such Purchased Securities and all rights relating thereto, free of any lien, security interest, option or encumbrance except for the security interest created by or pursuant to the Agreement;

              (ix) Seller has due authority to execute the UCC-1 financing statements and continuation statements relating to each Contract and related Collateral Security in favor of the Custodian;

               (x) The Contracts constitute either "chattel paper" or "general intangibles" as defined in the Uniform Commercial Code;

              (xi) Seller has a "purchase money security interest" (as defined in the Uniform Commercial Code) in the Products subject to each Contract and has effectively assigned such interest to Buyer;

             (xii) Buyer has the right to enforce the obligations of each Manufacturer under the related Floorplan Agreement and each Dealer under the related personal guaranty, if any;

            (xiii) Unless otherwise disclosed to Buyer by Seller in writing, no Contract for any single Dealer exceeds five million dollars ($5,000,000) and no Floorplan Agreement for any single Manufacturer (as measured by the related Contracts) exceeds fifty million dollars ($50,000,000);

             (xiv) Seller has advised each Manufacturer in writing that it has transferred its rights under the related Floorplan Agreement to the Custodian as agent and bailee for certain lenders identified in the books and records of the Custodian, and the Manufacturer has acknowledged such assignment;

             (xv) Each Product can be specifically identified in Seller's records by reference to the corresponding account number of Seller set forth on the List of Contracts; and

             (xvi) Seller is permitted by the terms of each Contract to assign its right, title and interest thereunder to Buyer as contemplated hereby without the consent or acknowledgment of the related Dealer or any other person or entity.

          (c)  Seller covenants with Buyer as follows:

               (i) Seller shall file a master UCC-1 financing statement in favor of the Custodian under the Custodial Agreement relating to the Contracts and the Collateral Security and any payments or proceeds arising therefrom;

              (ii) Seller shall file such continuation statements as may be necessary in order to insure that the interest of the Custodian under the financing statement referred to in clause (i) above does not lapse;

             (iii) Seller shall, at the request of Buyer, obtain the acknowledgment of each Dealer to the assignment of the personal guaranty, if any, by Seller to the Custodian as agent and bailee for Buyer;

              (iv) Seller shall, at the request of Buyer, file financing statements on Form UCC-3 in favor of the Custodian as Buyer's agent and bailee under the Custodial Agreement assigning Seller's perfected security interest in all other manufactured home inventory of each Dealer;

               (v) Seller, upon the request of Buyer, shall deliver to Buyer an undated letter to Seller's archivist authorizing and directing such archivist to make available to Buyer and its agents all printouts and all computer software pertaining to the Securities;

              (vi) Upon an event of default under the related Dealer Agreements, Seller shall enforce any rights it has received pursuant to an assignment of personal guarantees for the benefit of the Buyer; and

             (vii) At any time upon the instructions of Buyer and in any event immediately upon the occurrence of an Event of Default on the part of Seller under the Agreement, Seller shall deliver to the Custodian as agent and bailee for Buyer the following documents:

                    (1) the original of each Contract (including the invoices relating to the Products financed thereunder) and an original executed assignment thereof in favor of the Custodian as agent and bailee for Buyer acknowledged by the related Dealer;

                    (2) the original of each Floorplan Agreement, together with an executed assignment thereof in favor of the Custodian as agent and bailee for Buyer acknowledged by the related Manufacturer;

                    (3) the original of each insurance policy covering the Dealers' inventory, together with a power of attorney naming the Custodian as attorney-in-fact and authorizing the Custodian to direct the related insurance company to change the name of the insured under the policy to that of the Custodian as agent and bailee for Buyer;

                    (4) the original guaranties, if any, relating to each Dealer's Contract together with an executed assignment thereof in favor of the Custodian as agent and bailee for Buyer acknowledged by the related Dealer; and

                    (5) an original financing statement on Form UCC-3 relating to all Dealers whose Contracts are subject to this Agreement, executed by Seller and assigning Seller's security interest in all inventory of such Dealer to the Custodian as agent and bailee for Buyer.

9.        EVENTS OF DEFAULT.

          (a) The term "Event of Default" shall, in addition to the definition set forth in the Repurchase Agreement, include the following events:

               (i) Any governmental or self-regulatory authority shall take possession of Buyer, Seller or their property or appoint any receiver, conservator or other official, or such party shall take any action to authorize any of the actions set forth in this clause (i).

              (ii) Buyer or Seller shall have reasonably determined that the other party is or will be unable to meet its commitments under the Agreement, shall have notified such other party of such determination and such other party shall not have responded with appropriate information to the contrary to the satisfaction of the notifying party within twenty-four
                    (24) hours.

             (iii) The Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Securities purported to be covered thereby.

              (iv) A final judgment by any competent court in the United States of America for the payment or money in an amount of at least $100,000 is rendered against the defaulting party, and the same remains undischarged for a period of sixty (60) days during which execution of such judgment is not effectively stayed.

               (v) Any representation or warranty made by Seller in the Agreement or the Custodial Agreement shall have been incorrect or untrue when made or repeated or when deemed to have been made or repeated.

              (vi) Seller shall breach any covenant set forth in the Agreement or the Custodial Agreement and such breach is continuing.

             (vii) Any event of default or any event which with notice, the passage of time or both shall constitute an event of default shall occur and be continuing under any repurchase or other financing agreement for borrowed funds or indenture for borrowed funds by which

                    Seller is bound or affected shall occur and be continuing.

          (b) Upon the occurrence and during the continuance of an Event of Default by Seller:

               (i) All rights of Seller to receive payments which it would otherwise be authorized to receive pursuant to Paragraph 5 of these Additional Supplemental Terms shall cease, and all such rights shall thereupon become vested in Buyer, which shall thereupon have the sole right to receive such payments and apply them to the aggregate unpaid Repurchase Prices owed by Seller.

              (ii) All payments which are received by Seller contrary to the provisions of the preceding clause (i) shall be received in trust for the benefit of Buyer and shall be segregated from other funds of Seller and shall be promptly remitted to Buyer.

          (c) The parties hereby agree that sales of Purchased Securities under Paragraph 11(d)(i) of the Repurchase Agreement shall be deemed to include and permit sales of Purchased Securities pursuant to a securities offering.

10.       EVENTS OF TERMINATION.

          (a) At the option of Buyer, exercised by written notice to Seller, the Repurchase Date for each Transaction under the Agreement shall be deemed to immediately occur in the event that:

               (i) In the judgment of Buyer a material adverse change shall have occurred in the financial condition or results of operations of Seller;

              (ii) Seller shall be in default with respect to any normal and customary covenants under any debt contract or agreement, any servicing agreement or any lease to which it is a party, which default could materially adversely affect the financial condition of Seller (which covenants include, but are not limited to, an Act of Insolvency of Seller or the failure of Seller to make required payments under such contract or agreement as they become due);

             (iii) Buyer shall be unable to finance Transactions through the repo market with its traditional counterparties in the ordinary course of business for a period of thirty (30) consecutive days;

              (iv) Seller shall fail to promptly notify Buyer of (i) the acceleration of any debt obligation or the termination of any credit facility of Seller; (ii) the amount and maturity of any such debt assumed after the date hereof; (iii) any adverse developments with respect to pending or future litigation involving Seller; and (iv) any other developments which might materially and adversely affect the financial condition of Seller or the interests of Buyer under the Agreement; or

               (v) Seller shall have failed to comply in any material respect with its obligations under the Custodial Agreement.

          (b) The events specified in Paragraph 10(a) of these Supplemental Terms which may, at the option of Buyer, cause an acceleration of the Repurchase Date for a Transaction shall be in addition to any other rights of Buyer to cause such an acceleration under the Agreement.

11. TERM OF AGREEMENT. Notwithstanding any provision of Paragraph 15 of the Repurchase Agreement, the Agreement and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on the date occurring on the earlier of (i) eleven (11) months and twenty-nine (29) days from the date first set forth on the first page of the Agreement and (ii) the written agreement of Buyer and Seller; provided, however, that the Agreement and any Transaction outstanding hereunder may be extended by mutual agreement of the parties; and provided further, however, that no such party shall be obligated to agree to such an extension. It is further understood and agreed that if, notwithstanding the foregoing, any Transaction shall remain outstanding subsequent to the termination of this Agreement, this Agreement shall nevertheless survive to govern the termination of such outstanding Transaction.

12. FINANCIAL STATEMENTS. As of the date hereof, the parties hereto have each provided the other with such party's audited year-end financial statements and such party's most recent publicly available interim financial statements. Seller shall provide Buyer within one hundred twenty (120) days after the end of Seller's fiscal year with an audited year-end consolidated financial statement for such fiscal year, together with the report of independent certified accountants and within forty-five (45) days after the end of each of the first three fiscal quarters in each fiscal year unaudited consolidated statements of financial condition and consolidated statement of income of Seller and such other additional publicly available interim financial statements upon the other's reasonable request. Each delivery of Purchased Securities by Seller to Buyer hereunder will constitute a representation by Seller that there has been no material adverse change in Seller's financial condition not disclosed to Buyer since the date of Seller's most recent financial statement. Seller shall provide Buyer, from time to time at Seller's expense, with such information of a financial or operational nature respecting Seller as Buyer may reasonably request promptly upon receipt of such request.

13.       MINIMUM AND MAXIMUM TRANSACTION AMOUNTS; MARGIN.

          (a) The minimum amount of any Transaction under this Agreement shall have an aggregate Purchase Price of $1,000,000;

          (b) The aggregate outstanding Repurchase Price for the Purchased Securities subject to the Agreement, together with any amounts owed to Buyer by Seller or any of its affiliates under any repurchase arrangement, at any one time shall not exceed $500,000,000; and

          (c) The percentage used to determine Buyer's Margin Amount shall be as mutually agreed upon by Buyer and Seller but in no event less than 111%.

14. REPURCHASE PRICE; PRICE DIFFERENTIAL. The Repurchase Price as of any date shall include that portion of the Price Differential that has accrued but has not been paid. The Price Differential shall accrue, be calculated and be compounded on a daily basis for each Transaction (such calculation to be made on the basis of a 360-day year and the actual number of days elapsed). The Price Differential shall be payable weekly in arrears to Buyer with respect to each Transaction on the earlier of Friday of each week (or the next preceding business day in the event Friday is not a business day) or the termination date for the related Transaction. The Price Differential for any

          Transaction shall be equal to the product of (i) the Repurchase Price (as increased by the accrued and unpaid Price Differential) and (ii) a per annum percentage, expressed as a specified number of basis points in excess of the overnight rate on Federal funds (as reported on page 5 of Telerate) existing at the opening of business on the date of calculation, as Buyer and Seller shall mutually agree on the Purchase Date for such Transaction. Payment of the Price Differential to Buyer shall be made by wire transfer in immediately available funds.

15.       ADDITIONAL INFORMATION.

          (a) At any reasonable time, Seller shall permit Buyer, its agents or attorneys, to inspect and copy any and all documents and data in their possession pertaining to each Contract and the related Collateral Security, or any other Security, that is the subject of such Transaction. Such inspection shall occur upon the request of Buyer at a mutually agreeable location during regular business hours and on a date not more than one (1) business day after the date of such request. Seller shall, at Seller's expense, deliver to Buyer photocopies of any Contract, Floorplan Agreement or related document that Buyer may request.

          (b) Seller shall provide Buyer with copies of all filings made by or on behalf of Seller or any entity that controls Seller, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, promptly upon making such filings; provided, however, that Seller shall not be required to provide Buyer with Current Reports on Form 8-K filed with the Securities and Exchange Commission in connection with asset-backed transactions for which Seller or any of its subsidiaries acts as depositor.

16. TRANSACTIONS OPTIONAL; REPURCHASE DATE. Notwithstanding any other provision of the Agreement or the Custodial Agreement to the contrary, the initiation of each Transaction is subject to the approval of Buyer in its sole discretion. Buyer may, in its sole discretion, reject any Security from inclusion in a Transaction hereunder for any reason. Unless mutually agreed to the contrary by Buyer and Seller, each Repurchase Date shall occur on the business day following the related Purchase Date.

  17. OPINIONS OF COUNSEL. Seller shall, on the date of the first Transaction hereunder and, upon the request of Buyer, on the date of any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any person or entity that purchases the Securities from Buyer in a repurchase transaction, a favorable opinion or opinions of counsel with respect to the matters set forth in Exhibit A hereto, in form and substance satisfactory to Buyer and its counsel.

  18. ADDITIONAL CONDITIONS. Prior to entering into the initial Transaction under this Agreement, Seller shall cause each of the following conditions to occur:

          (a) A Custodial Agreement relating to the Contracts and the Collateral Security, in form and substance satisfactory to Buyer, shall have been executed and delivered by the parties thereto; and

          (b) Seller shall have disclosed information satisfactory to Buyer with respect to the scheduled maturities and termination provisions of all outstanding credit facilities and debt of Seller.

19.       SERVICING ARRANGEMENTS.

          (a) The parties hereto agree and acknowledge that, notwithstanding the purchase and sale of the Contracts and Collateral Security contemplated hereby, Seller shall continue to service the Contracts and Collateral Security for the benefit of Buyer and, if Buyer shall exercise its rights to sell the Contracts and Collateral Security pursuant to this Agreement prior to the related Repurchase Date, Buyer's assigns; provided, however, that the obligation of Seller to service Contracts and Collateral Security for the benefit of Buyer as aforesaid shall cease upon the payment to Buyer of the Repurchase Price therefor.

          (b) Seller shall service the Contracts and the Collateral Security and shall enforce its rights and the rights of the beneficial owner thereunder in accordance with the standards of a prudent lender in the manufactured housing industry.

          (c) Payments received by Seller with respect to Contracts and Collateral Security will initially be deposited into a segregated account (denominated as being exclusively for the benefit of Buyer and other Persons with interests in other floorplan financing and security agreements and related documents that such Persons are financing for Seller or its affiliates) and may be withdrawn by Seller on the following business day, provided that (i) the aggregate Purchase Price under the Agreement does not exceed 90% of the aggregate of all outstanding Advances under the Contracts and (ii) no Event of Default has occurred and is continuing.

          (d) Seller shall, on a daily basis, reconcile all payments on Contracts and Collateral Security allocated to the principal amount of an Advance thereunder and calculate the aggregate Advances outstanding under each Contract and for all Contracts.

          (e) Seller shall, not less frequently than weekly, report to Buyer the aggregate results since the last report of the reconciliations referred to in subparagraph (d) above and shall advise Buyer telephonically and in writing at any time that the aggregate Repurchase Price under the Agreement exceeds 90% of the aggregate of outstanding Advances under the Contracts. All such reports shall be in a form acceptable to Buyer and shall contain such other servicing data as Buyer may reasonably request.

          (f) Buyer may, in its sole discretion if an Event of Default shall have occurred and be continuing, without payment of any termination fee or any other amount to Seller, (i) sell its right to the Contracts and the Collateral Security on a servicing released basis or (ii) terminate Seller as servicer of the Contracts and the Collateral Security with or without cause.

20. NEW YORK JURISDICTION; WAIVER OF JURY TRIAL. Buyer and Seller hereby agree to submit to the courts of the State of New York in any action or proceeding arising out of this Agreement. Buyer and Seller each hereby waives the right of trial by jury in any litigation arising hereunder.

21. BINDING TERMS. All of the covenants, stipulations, promises and agreements in the Agreement shall bind the successors and assigns of the parties hereto, whether expressed or not.

22. NOTICES AND OTHER COMMUNICATIONS. Any provision of Paragraph 13 of the Repurchase Agreement to the contrary notwithstanding, any notice required or permitted by the Agreement shall be in writing (including telegraphic, facsimile or telex communication) and shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission. Any such notice shall be sent to a party at the address or facsimile transmission number set forth in Annex II attached hereto.

23. INCORPORATION OF TERMS. The Repurchase Agreement as supplemented hereby shall be read, taken and construed as one and the same instrument.

24. CONTROLLING AGREEMENT. This Agreement shall supersede all other master repurchase agreements between the parties relating to the subject matter hereof.

                                                                       EXHIBIT A

                          OPINION OF COUNSEL TO SELLER

     1. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has corporate power and authority to enter into and perform its obligations under the Agreement and the Custodial Agreement. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Seller and its subsidiaries, considered as a whole.

     2. The Agreement and the Custodial Agreement have each been duly authorized, executed and delivered by Seller, and each constitutes a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

     3. No consent, approval, authorization or order of any state or federal court or government agency or body is required to be obtained by Seller for the consummation of the transactions contemplated by the Agreement or the Custodial Agreement.

     4. The consummation of any of the transactions contemplated by the Agreement and the Custodial Agreement will not conflict with, result in a breach of, or constitute a default under the articles of incorporation or bylaws of Seller or the terms of any indenture or other agreement or instrument known to such counsel to which Seller is party or bound, or any order known to such counsel to be applicable to Seller or any regulations applicable to Seller, of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Seller.

     5. There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving Seller or relating to the transactions contemplated by the Master Repurchase Agreement or the Custodial Agreement which, if adversely determined, would have a material adverse effect on Buyer.

     6. The transfer from time to time of the Contracts and the Collateral Security by Seller in accordance with the Agreement and the Custodial Agreement would not be voidable as a fraudulent transfer under the United States Bankruptcy Code (Title 11 U.S.C.) or Minnesota law.

     7. Upon delivery of a List of Contracts as required by the Agreement, the conveyance from time to time of Contracts described on the related list and the associated Collateral Security by Seller to Buyer under the terms of the Agreement will create a "security interest", as such term is defined in Minn. Stat. Section 336.1-201(37), in favor of Buyer in such Contracts and the associated Collateral Security and a "purchase money security interest", as such term is defined in Minn. Stat. Section 336.9-107, in the Products financed under the Contract, which security interest will be valid and enforceable in accordance with the terms of the Agreement, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally applicable to Seller and to general principles of equity (regardless of whether considered in a proceeding in equity or at law). Subject to the filing of financing statements and continuation statements, such security interest in the Contracts will upon delivery of the applicable List of Contracts be perfected and, assuming, based on the representation of Seller in the Agreement, that Seller had good and marketable title to the Contracts free and clear of all liens prior to the transfer to Buyer, Buyer's security interest will be a first priority security interest.

     8. Seller is duly registered as a finance company in each state in which Contracts or Floorplan Agreements were originated, to the extent such registration is required by applicable law.

[EXECUTION COPY]





================================================================================

                         TRI-PARTY CUSTODIAL AGREEMENT



                                  by and among


                      MERRILL LYNCH MORTGAGE CAPITAL INC.
                                     Buyer


                        GREEN TREE FINANCIAL CORPORATION
                                     Seller



                                      and



                       FIRST TRUST NATIONAL ASSOCIATION,
                                   Custodian



                         Dated as of September 1, 1995

================================================================================

                             TABLE OF CONTENTS

                                                                         Page
                                                                         ----
                                 ARTICLE I
                                DEFINITIONS

Section 1.1.  General....................................................  1
Section 1.2.  Certain Defined Terms......................................  2
Section 1.3.  Incorporation of Certain Definitions.......................  3
Section 1.4.  Reference to Time..........................................  4

                                   ARTICLE II
                             CUSTODIAL ARRANGEMENT

Section 2.1.  Documents Maintained by Seller.............................  4
Section 2.2.  List of Contracts..........................................  4

                                  ARTICLE III
                                CUSTODIAL DUTIES

Section 3.1.  Transfer of Contracts; Delivery of Documents...............  4
Section 3.2.  Custodial Confirmation Statement...........................  5
Section 3.3.  Custodial Register.........................................  5
Section 3.4.  Additional Documents Delivered to Custodian................  5

                                   ARTICLE IV
                      OWNERSHIP AND TRANSFER OF CONTRACTS

Section 4.1.  The Custodial Confirmation Statements......................  6
Section 4.2.  Automatic Roll of Transactions.............................  7
Section 4.3.  No Service Charge for Sale or Transfer of
                Contracts................................................  7
Section 4.4.  Repurchase Date............................................  7
Section 4.5.  Persons Deemed Owners......................................  7
Section 4.6.  Unilateral Transfer of Contracts Owned by
                Seller...................................................  8
Section 4.7.  Transfers to Third Parties.................................  8

                                   ARTICLE V
                                   CUSTODIAN

Section 5.1.  Representations, Warranties and Covenants of
                Custodian...............................................   8
Section 5.2.  Custodian of Documents....................................   9
Section 5.3.  Charges and Expenses......................................   9
Section 5.4.  No Adverse Interests......................................  10
Section 5.5.  Inspections...............................................  10
Section 5.6.  Insurance.................................................  10
Section 5.7.  Limitation of Liability...................................  10
Section 5.8.  Indemnification...........................................  11

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

Section 6.1.  Amendment................................................   11
Section 6.2.  Governing Law and Jurisdiction; Waivers of
                Jury Trial.............................................   11
Section 6.3.  Notices..................................................   11
Section 6.4.  Severability of Provisions...............................   12
Section 6.5.  No Partnership...........................................   12
Section 6.6.  Counterparts.............................................   12
Section 6.7.  Assignment...............................................   12
Section 6.8.  Headings.................................................   13

EXHIBIT A     Custodial Confirmation Statement.........................  A-1
EXHIBIT B     Form of Transfer Instructions............................  B-1

                         TRI-PARTY CUSTODIAL AGREEMENT
                         -----------------------------

          This Tri-Party Custodial Agreement (the "Agreement"), dated as of September 1, 1995, is by and among Merrill Lynch Mortgage Capital Inc., a Delaware Corporation ("Buyer"), Green Tree Financial Corporation, a Minnesota corporation ("Seller"), and First Trust National Association, a federally chartered association ("Custodian").

                                    Recitals
                                    --------

          Seller, in the ordinary course of its business, originates Contracts and obtains the Collateral Security relating thereto.

          Pursuant to the Repurchase Agreement, Seller may from time to time enter into Transactions, evidenced by confirmations, to transfer and sell certain Securities to Buyer against transfer of funds from Buyer to Seller.

          Seller and Buyer desire to provide for the custody and management of the Contracts and the Collateral Security which may become subject to a Transaction.

          In connection with the foregoing, Seller and Buyer desire to engage Custodian to act as agent and bailee of Contracts for the benefit of Seller, Buyer and subsequent purchasers of Contracts from Buyer, as their interests may appear.

          Seller, or any permitted successor thereto, will act as servicer with respect to the Contracts and the Collateral Security.

          Custodian is willing and able to perform the duties and obligations of an agent and bailee as set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, Buyer, Seller and Custodian agree as follows:



                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1. General. For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article,

Section or other subdivision, and Section references refer to Sections of this Agreement.

          Section 1.2. Certain Defined Terms. Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below:

          "Agreement": This Tri-Party Custodial Agreement, including all exhibits hereto, and all amendments hereof and supplements hereto.

          "Business Day": Any day other than (i) a Saturday or a Sunday or (ii) another day on which banking institutions in the States of Minnesota or New York are authorized or obligated by law, executive order, or governmental decree to be closed.

          "Buyer": Merrill Lynch Mortgage Capital Inc., and any successor thereto.

          "Collateral Security": (i) Seller's purchase money security interest in manufactured homes financed under Seller's Stock Program and Pre-Sold Program, (ii) Seller's security interest in all other manufactured home inventory of the related Dealer, (iii) Seller's rights, remedies, powers and privileges under the Contracts, including any personal guaranty of the principal owner of the related Dealer, (iv) Seller's rights, remedies, powers and privileges under certain Floorplan Agreements and all rights to receive payments which are due under the related Manufacturer's repurchase obligation and all other proceeds thereof but only to the extent of the inventory underlying the Floorplan Agreements, (v) insurance proceeds under insurance policies covering the Dealer's inventory and (vi) all proceeds of the foregoing.

          "Computer Tape": A computer tape (or other reporting format as may be mutually acceptable to the parties) generated by the Seller which provides information relating to the Contracts.

          "Contracts": Certain floor plan financing and security agreements as amended or supplemented from time to time between Seller and Dealers under which Seller grants the related Dealer a loan in order to finance Products purchased by such Dealer from a Manufacturer, all rights to receive payments which are due pursuant thereto and all other proceeds thereof (including any recourse rights against third persons) from and after the related Purchase Date, and all other proceeds thereof but excluding any rights to receive payments or proceeds thereof which are due prior to the related Purchase Date.

          "Custodial Confirmation Statement": A confirmation statement issued by Custodian substantially in the form attached hereto as Exhibit A.

          "Custodial Register": The register maintained by Custodian pursuant to Section 3.3, which reflects as to each Contract the Owner thereof.

          "Custodian": First Trust National Association, acting in its custodial capacity under this Agreement, and any successor thereto.

          "List Number": As defined in the Repurchase Agreement.

          "List of Contracts":  As defined in the Repurchase Agreement.

          "Owner": With respect to any Contract and the related Collateral Security, the Person reflected in the Custodial Register as being the owner thereof.

          "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Purchase Date": The date on which Securities are transferred by Seller to Buyer.

          "Repurchase Agreement": The Master Repurchase Agreement, dated as of September 1, 1995, between Buyer and Seller, including all amendments and supplements thereto.

          "Repurchase Date": With respect to any Transaction, the date on which the Contracts and the related Collateral Security are to be repurchased pursuant to the Repurchase Agreement.

          "Seller": Green Tree Financial Corporation, and any successor thereto.

          "Transaction":  As defined in the Repurchase Agreement.

          "Transfer Instruction": With respect to each Transaction, notification, substantially in the form of Exhibit B hereto, of a Transaction provided by the Owner of the related Contracts to Custodian. Transfer Instructions may be provided by the Owner of the related Contracts in writing or by telephone and shall be communicated to Custodian prior to 10:00 a.m. on the Purchase Date or Repurchase Date, as applicable.

          Section 1.3. Incorporation of Certain Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Repurchase Agreement unless the context clearly indicates otherwise.

          Section 1.4. Reference to Time. All references to time herein shall be deemed to refer to New York City time unless otherwise provided.


                                   ARTICLE II
                             CUSTODIAL ARRANGEMENT

          Section 2.1. Documents Maintained by Seller. Prior to the occurrence of an Event of Default under the Repurchase Agreement or the receipt of delivery instructions from Buyer, Seller shall retain possession of all documents and files relating to the Contracts and the Collateral Security. All documents held by Seller shall be held by it as agent of Custodian for the benefit of the Owner of the related Contracts and the Collateral Security as indicated on the Custodial Register.

          Section 2.2. List of Contracts. Custodian shall maintain the most recent version of the List of Contracts, as such list may be amended from time to time. Custodian shall receive a printed copy of the amended List of Contracts with each revised copy of the Computer Tape. If a Computer Tape received by Custodian is not accompanied by such amended List of Contracts, Custodian shall immediately produce such a printed list from the related Computer Tape. The List of Contracts in the custody of Custodian shall be the definitive List of Contracts for all purposes under this Agreement.


                                  ARTICLE III
                                CUSTODIAL DUTIES

          Section 3.1. Transfer of Contracts; Delivery of Documents. Prior to a Contract becoming subject to this Agreement, and thereby becoming eligible for inclusion in a Transaction, Seller shall deliver, or cause to be delivered, to Custodian the following documents:

          (i) A List of Contracts, with the List Number set forth thereon, containing such Contract.

          (ii) A financing statement on Form UCC-1 listing Custodian as the secured party with respect to Contracts and the related Collateral Security set forth on the List of Contracts maintained by Custodian and stamped to indicating filing with the Office of the Secretary of State of the State of Minnesota.

          Seller shall file or cause to be filed all amendments to such financing statements and all continuation statements as may be necessary to perfect, and to maintain the perfection of, the interests of Custodian in the Contracts, the related Collateral Security and collateral related thereto; provided, however, that if Seller shall fail to file or cause to be filed such amendments and continuation statements, Custodian shall make such filings. All financing statements, amendments and continuation statements shall be filed at the expense of Seller.

          All documents relating to the Contracts and the Collateral Security are referred to herein as the "Custodian's Contract File".

          Section 3.2. Custodial Confirmation Statement. Upon delivery to Custodian of the documents specified in Section 3.1, Custodian shall review the same. Upon receipt of Transfer Instructions given by Seller in order to consummate a Transaction, Custodian shall, with respect to the Contracts to be transferred to Buyer in connection with such Transaction, number, execute and deliver to Buyer (with a copy to Seller, which shall be clearly marked as a copy and non-transferable) one or more certifications (each, a "Custodial Confirmation Statement") in the form attached hereto as Exhibit A.

          Each Custodial Confirmation Statement shall be delivered in accordance with Section 4.1(d) hereof. Upon the repurchase of Contracts by Seller pursuant to the Repurchase Agreement and the written acknowledgement of such repurchase by Buyer, the applicable Custodial Confirmation Statement issued in connection with such repurchased Contracts will be deemed cancelled without any requiring for delivery thereof of Custodian.

          Section 3.3. Custodial Register. Custodian shall cause to be kept at its Corporate Trust Office a register (the "Custodial Register") in which, subject to such reasonable regulations as it may prescribe, Custodian shall reflect the ownership of Contracts as herein provided. The Custodial Register shall be deemed to contain proprietary information and only Custodian and Buyer shall have access to such information.

          Section 3.4.  Additional Documents Delivered to Custodian.

          (a) At any time upon the instructions of Buyer and in any event upon the occurrence of an Event of Default on the part of Seller under the Repurchase Agreement, Seller is obligated to deliver the following additional documents to Custodian to hold as agent and bailee for the Owner of the related Contract:

          (i) the original Contracts and the original assignments thereof in favor of the Custodian as agent and bailee for the Owner acknowledged by the related Dealer;

          (ii) the original Floorplan Agreements, together with assignments thereof in favor of the Custodian as agent and bailee for the Owner acknowledged by the related Manufacturer;

          (iii) the original insurance policies covering the Dealers' inventory, together with assignments thereof in favor of the Custodian as agent and bailee for the Owner acknowledged by the related Dealer;

          (iv) the original guaranty of each Dealer, if any, together with as assignment thereof in favor of the Custodian as agent and bailee for the Owner acknowledged by the related Dealer; and

          (v) an original financing statement on Form UCC-3 relating to each Dealer executed by Seller assigning its security interest in all manufactured home inventory of such Dealer to the Custodian as agent and bailee for the Owner.

          (b) Custodian shall confirm to Buyer in writing its receipt of the documents delivered to it pursuant to subsection (a) above and shall hold such documents as agent and bailee for the benefit of the Owner of the related Contract.


                                   ARTICLE IV
                      OWNERSHIP AND TRANSFER OF CONTRACTS

          Section 4.1.  The Custodial Confirmation Statements.

          (a) Each Custodial Confirmation Statement issued by Custodian pursuant to the terms of this Agreement shall confirm an Owner's ownership interest in the Contracts specified in such Custodial Confirmation Statement. Each Custodial Confirmation Statement shall be executed by manual signature on behalf of Custodian by an authorized officer of Custodian.

          (b) Custodian shall issue a new Custodian Confirmation Statement (i) to Seller upon Seller's deposit of Contracts with Custodian, (ii) to the transferee and transferor upon receipt of Transfer Instructions and (iii) to Buyer not less frequently than weekly. All Custodial Confirmation Statements shall be dated as of the date on which they are issued by Custodian.

          (c) Each Custodial Confirmation Statement to an Owner shall have attached thereto a schedule listing all Contracts currently owned by such Owner, regardless of whether such Contracts were acquired by such Owner in more than one Transaction, along with the most recent amount of outstanding advances made by such Owner under each such Contract as provided to Custodian on the most recent Computer Tape.

          (d) Custodian shall (i) deliver each Custodial Confirmation Statement, without a schedule of related Contracts attached, by facsimile transmission on the date such Custodial Confirmation Statement is required to be issued and (ii) send the executed original, with the schedule of related Contracts attached as required pursuant to subsection (c) above, as soon thereafter as practicable, but in any event not later than the next Business Day, by first class mail, postage prepaid; provided, however, that with respect to the first Transaction entered into under this Agreement, Custodian shall deliver each Custodial Confirmation Statement with the schedule of related Contracts attached by facsimile transmission on the Purchase Date relating to such Transaction and shall send the executed original, with such schedule attached, by overnight courier so that the addressee thereof receives such executed original with such schedule attached not later than the next Business Day.

          (e) Any provision hereof to the contrary notwithstanding, a facsimile transmission of an executed Custodial Confirmation Statement shall be sufficient to establish the ownership interest of the addressee in the Contracts to which such Custodial Confirmation Statement relates.

          Section 4.2. Automatic Roll of Transactions. Buyer and Seller agree that if Custodian has not received notification of a repurchase in Transfer Instructions from Buyer or Seller before 10:00 a.m. on a Repurchase Date, Buyer and Seller shall automatically enter into a new Transaction with a Repurchase Date of the next Business Day without providing any instructions to Custodian.

          Section 4.3. No Service Charge for Sale or Transfer of Contracts. No service charge shall be made for any sale or transfer of Contracts, but Custodian may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any sale or transfer of Contracts.

          Section 4.4. Repurchase Date. The Repurchase Date may be established or modified by Buyer or Seller in Transfer Instructions provided to Custodian by telephone or in writing. Custodian shall send written confirmation of such new Repurchase Date to Buyer and Seller on the date Custodian receives such Transfer Instructions.

          Section 4.5. Persons Deemed Owners. Custodian shall treat as the Owner of any Contract for all purposes whatsoever the person indicated as the Owner thereof on the Custodial Register, and Custodian shall not be affected by notice to the contrary.

          Section 4.6. Unilateral Transfer of Contracts Owned by Seller. Custodian shall, with respect to any Contracts of which Seller is the Owner, follow the instructions of Seller regarding the release and transfer of such Contracts from this Agreement and shall do such other acts and execute such other documents as may be deemed reasonably necessary by Seller to effect such release and transfer. Such release and transfer shall be effected by Custodian solely on the instructions of Seller and without any instructions or other communication from any other party. All costs, fees and expenses relating to such release and transfer shall be borne by Seller.

          Section 4.7. Transfers to Third Parties. Buyer and Seller agree and advise Custodian that, notwithstanding any provision of this Agreement to the contrary, Buyer may engage in repurchase transactions with the Contracts and related Collateral Security owned by it and may otherwise pledge, hypothecate or otherwise transfer such Contracts and related Collateral Security, provided that no such transaction shall relieve Buyer of its obligations under this Agreement or the Repurchase Agreement.


                                   ARTICLE V
                                   CUSTODIAN

          Section 5.1. Representations, Warranties and Covenants of Custodian. With respect to each Custodial Confirmation Statement, Custodian hereby represents and warrants to, and covenants with the party indicated thereon as the Owner of the related Contracts, that as of the date such Custodial Confirmation Statement is provided:

          (a) Custodian is duly organized, validly existing and in good standing under the laws of the United States;

          (b) Neither the execution and delivery of this Agreement or any continuation statement, the filing of a financing statement indicating that Custodian is the secured party with respect to certain Contracts and Collateral Security, the issuance of the Custodial Confirmation Statements, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of Custodian's charter or by-laws or any legal restriction or any agreement or instrument to which Custodian is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Custodian or its property is subject;

          (c) Custodian does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (d) To Custodian's knowledge after due inquiry, there is no litigation pending or threatened, which if determined adversely to Custodian, would adversely affect the execution, delivery or enforceability of this Agreement, or any of the duties or obligations of Custodian hereunder, or which would have a material adverse effect on the financial condition of Custodian;

          (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Custodian of or compliance by Custodian with this Agreement or the consummation of the transactions contemplated hereby;

          (f) Custodian is a separate and independent entity from Seller and each Dealer, neither Seller nor any Dealer owns a controlling interest in Custodian either directly or through affiliates and no director or officer of Custodian is also a director or officer of Seller or any Dealer;

          (g) Custodian shall monitor the financing statements filed with respect to the Contracts naming it as the secured party and shall cause Seller to file or, if Seller shall fail to file in a timely manner, shall itself file such amendments and continuation statements with respect thereto necessary in order to maintain the perfected security interest of Custodian in the Contracts and Collateral Security.

          Section 5.2. Custodian of Documents. Custodian, either directly or by acting through an agent (which agent, except as contemplated by Section 2.1 hereof, shall not be Seller or any Dealer), shall hold all documents relating to any Contract or related Collateral Security that comes into its possession for the exclusive use and benefit of the Owner of such Contract and related Collateral Security and shall make disposition thereof only in accordance with the instructions furnished by such Owner. Custodian shall segregate and maintain continuous custody of all such documents received by it in secure facilities in accordance with customary standards for such custody and shall not release such documents or transfer such documents to any other party, including any sub-custodian, without the express written consent of the related Owner.

          Section 5.3. Charges and Expenses. Seller will pay all fees of Custodian in connection with the performance of its duties hereunder in accordance with written agreements to be entered into from time to time between Custodian and Seller, including fees and expenses of counsel incurred by Custodian in the performance of its duties hereunder; provided, however, that (i) Custodian shall in no event acquire any lien upon any Contract or related Collateral Security deposited under this Agreement, or any claim against Buyer or any Owner, by reason of the failure of Seller to pay any of such charges or expenses and (ii) in the event Seller fails to pay the fees and expenses of Custodian as set forth in such written agreements, Custodian shall have no obligation to take actions or incur costs in connection with this Agreement unless Buyer, an Owner or another Person has made adequate provision for payment of Custodian's fees and expenses.

          Section 5.4. No Adverse Interests. Custodian covenants and warrants to Buyer, Seller and each Owner, that: (i) as of the related date on which Custodian receives evidence of the perfection of its interest in the related Contracts and Collateral Security, it holds no adverse interest, by way of security or otherwise, in any Contract or Collateral Security; and (ii) the execution of this Agreement and the creation of the custodial relationship hereunder does not create any interest, by way of security or otherwise of Custodian in or to any Contract or Collateral Security, other than Custodian's rights as custodian hereunder.

          Section 5.5. Inspections. Upon reasonable prior written notice to Custodian, any Owner and such Owner's agents, accountants, attorneys and auditors will be permitted during normal business hours to examine Custodian's documents, records and other papers in possession of or under the control of Custodian relating to the Contracts owned by such Owner.

          Section 5.6. Insurance. Custodian shall, at its own expense, maintain at all times during the existence of this Agreement and keep in full force and effect, (1) fidelity insurance, (2) theft of documents insurance, (3) forgery insurance subject to deductibles, all as is customary for amounts and with insurance companies reasonably acceptable to Buyer and Seller. A certificate of the respective insurer as to each such policy or a blanket policy for such coverage shall be furnished to any Owner, upon request, containing the insurer's statement or endorsement that such insurance shall not terminate prior to receipt by such party, by registered mail, of ten (10) Business Days advance notice thereof.

          Section 5.7. Limitation of Liability. Custodian assumes no obligation, and shall be subject to no liability, under this Agreement to Owners, except that Custodian agrees to use its best judgment and good faith in the performance of such obligations and duties as are specifically set forth herein. Custodian shall not be liable for any action or non-action by it in reliance on advice of counsel believed by it in good faith to be competent to give such advice. Custodian may rely and shall be protected in acting upon any written notice, order, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          Section 5.8. Indemnification. Seller agrees to indemnify Custodian against, and to hold it harmless from, any liabilities, and any related out-of-pocket expenses, which it may incur in connection with this Agreement or the Custodial Confirmation Statements, other than any liabilities and expenses arising out of Custodian's gross negligence or bad faith. Custodian agrees to indemnify each of Buyer, Seller and any Owner against out-of-pocket expenses which it may incur in connection with this Agreement and which is directly and proximately caused by Custodian's gross negligence or willful misconduct.


                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

          Section 6.1. Amendment. This Agreement may be amended from time to time by Custodian, Buyer and Seller by written agreement signed by such parties.

          Section 6.2. Governing Law and Jurisdiction; Waivers of Jury Trial. This Agreement shall be construed in accordance with the laws of the State of New York governing agreements made and to be performed therein, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto agree to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement. The parties hereto each hereby waive the right to trial by jury in any litigation arising hereunder.

          Section 6.3. Notices. All demands, notices and communications hereunder, except as otherwise provided herein, shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, or sent by facsimile transmission (with verbal confirmation of receipt and a copy by registered mail), to:

          (a)    in the case of Custodian:

                 First Trust National Association
                 Mezzanine Level
                 SPFTMZ04
                 180 East 5th Street
                 St. Paul, Minnesota  55101
                 Attention:  Document Collateral Services
                 Telephone: (612) 244-0163
                 Telecopy:  (612) 244-0010

          (b)   in the case of Buyer:

                 Merrill Lynch Mortgage Capital Inc.
                 World Financial Center
                 North Tower, 8th Floor
                 New York, New York  10281
                 Attention: Louis V. Molinari
                 Telephone: (212) 449-5333
                 Telecopy:  (212) 449-6673

          (c)    in the case of Seller:

                 Green Tree Financial Corporation
                 1800 Landmark Towers
                 345 St. Peter Street
                 St. Paul, Minnesota 55102
                 Attention: Vice President and Treasurer
                 Telephone: (612) 293-3400
                 Telecopy:  (612) 293-5746


          Section 6.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          Section 6.5. No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

          Section 6.6. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          Section 6.7. Assignment. Except as expressly provided herein, no party hereto shall sell, pledge, assign or otherwise transfer this Agreement without the prior written consent of the other parties hereto.

          Section 6.8. Headings. Section headings are for reference purposes only and shall not be construed as a part of this Agreement.

          IN WITNESS WHEREOF, Buyer, Seller and Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         MERRILL LYNCH MORTGAGE CAPITAL INC.,
                           as Buyer


                         By:
                             -------------------------------
                             Name:
                             Title:


                         GREEN TREE FINANCIAL CORPORATION,
                           as Seller


                         By:
                             -------------------------------
                             Name:
                             Title:


                         FIRST TRUST NATIONAL ASSOCIATION,
                           as Custodian


                         By:
                             -------------------------------
                             Name:
                             Title:


                         By:
                             -------------------------------
                             Name:
                             Title:

                                                                       EXHIBIT A
                                                                       ---------

                        CUSTODIAL CONFIRMATION STATEMENT


                                                                       [Date]
[ADDRESSEE]


          Re:  Confirmation of Ownership Interest in
               Contracts under Repurchase Agreement
               ------------------------------------

Gentlemen:

          First Trust National Association, in its capacity as custodian (the "Custodian") under a Tri-Party Custodial Agreement (the "Agreement"), by and among Merrill Lynch Mortgage Capital Inc. ("Buyer"), Green Tree Financial Corporation ("Seller") and Custodian, is pleased to confirm your ownership interest, under the terms and conditions of the Agreement, of the Contracts (as defined in the Agreement) and the payments due thereunder listed on the schedule bearing List Number ____ attached hereto, which Contracts, based on such schedule, evidence aggregate advances thereunder equal to $_________ as of the date hereof. In accordance with the provisions of Section 3.2 of the above-referenced Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received all of the items listed in Section 3.1 of the Custodial Agreement with respect to each Contract and the Collateral Security identified on the List of Contracts attached to the Transfer Instructions dated __________. Any exceptions or deficiencies in a Custodian's Contract File are set forth in an exception report attached hereto and made a part hereof. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

          Custodian shall act as agent and bailee exclusively for you with respect to each such Contract until your interest therein is extinguished as provided under the Agreement.

          Custodian further certifies that as to each Contract, Custodian holds the Contract without written notice (a) of any adverse claims, liens or encumbrances, (b) that any Contract was overdue or has been dishonored, (c) of evidence on the face of any Contract or other document relating thereto in Custodian's possession of any security interest therein, or (d) of any defense against or claim to the Contract by any other party.

          Custodian makes no representations or warranties as to the validity, legality, sufficiency, enforceability, genuineness or prior recorded status of any of the documents contained in each Custodian's Contract File or the collectability, insurability, effectiveness or suitability of any Contract.

                         FIRST TRUST NATIONAL ASSOCIATION,
                           as Custodian


                         By:
                              ---------------------------
                              Name:
                              Title:

                                                                       EXHIBIT B
                                                                       ---------

                         Form of Transfer Instructions
                         -----------------------------

                                                         [Date]


First Trust National Association
First Trust Center
P.O. Box 64111
St. Paul, MN  55164-0111

Gentlemen:

     Reference is made to the Tri-Party Custodial Agreement dated as of September 1, 1995 (the "Custodial Agreement") among Green Tree Financial Corporation ("Seller"), First Trust National Association, as Custodian, and Merrill Lynch Mortgage Capital Inc. ("Buyer") to the Master Repurchase Agreement dated as of September 1, 1995 between Buyer and Seller. Capitalized terms used and not otherwise defined herein shall have the meanings assigned in the Custodial Agreement.

     The undersigned, as the Owner of the Contracts and related Collateral Security listed on Schedule I hereto, hereby instructs you to transfer all of the undersigned's right, title and interest in and to such Contracts and Collateral Security, by annotation on your books and records, to the following person:

                         __________________________________
                         __________________________________
                         __________________________________
                         __________________________________


                         [NAME OF OWNER]

                         By:  _____________________________
                         Name:  ___________________________
                         Title:  __________________________

                                      B-1